                                                                     Exhibit 3.8

                                     BYLAWS
                                       of
                      CENTRAL BANCSHARES OF THE SOUTH, INC.
                   (Amended and Restated as of March 15, 1982)

                                    ARTICLE I

                                     Offices

     Section 1. Registered Office. The registered office of Central Bancshares of the South, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington. County of New Castle.

     Section 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by the laws of the State of Delaware, at such other place or places either within or without the State of Delaware as the Board of Directors of the Corporation (hereinafter called the "Board") may from time to time determine or the business may require. The principal office of the Corporation shall be located at 701 South 20th Street, Birmingham, Alabama.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation at 701 South 20th Street, Birmingham, Alabama or at such other place as may from time to time be fixed by the Board.

     Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held either (i) at 11:00 o'clock in the morning on the third Monday of April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday, or (ii) at such other time, not more than thirteen months after the last preceding annual meeting, as the Board of Directors shall designate.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman and shall be called by the Chairman at the request in writing of 80 percent of the Whole Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notices of Meetings. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing and shall state the place where it is to be held, the date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, and a copy thereof shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation. Notices of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting of stockholders need not be given except as otherwise provided in this
Article II. In the case of a special meeting, the business transacted thereat shall be confined to the purposes stated in the notice thereof.


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     Section 5. List of Stockholders. It shall be the duty of the Secretary or other officers who shall have charge of the stock ledger of the Corporation, either directly or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for said ten (10) days to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held and shall be produced and kept at the time and place of the meeting for the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

     Section 6. Quorum. Except as otherwise provided by the laws of Delaware, at each meeting of stockholders of the Corporation the holders of shares sufficient to cast a majority of the votes represented by all voting shares of stock of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum.

     Section 7. Adjournments. Whether or not a quorum is present at any annual or special meeting of stockholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in the absence of the Chairman and the President by a Vice Chairman, or if neither the Chairman nor the President nor any Vice Chairman is present, by an Executive Vice President. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and all the Assistant Secretaries the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 9. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 10. Voting. At each meeting of the stockholders every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to vote the common or other shares of voting stock standing in his name on the books of the Corporation and entitled to be voted at such meeting:

          (i) At the time fixed pursuant to Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

          (ii) If no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or

          (iii) If notice of such meeting shall have been waived, then at the close of business on the day next preceding the day on which such meeting is held.

     Each share of common stock shall be entitled to one vote per share. Each share of other voting stock of the Corporation shall be entitled to such number of votes as may be provided in the Certificate of Incorporation or resolutions of the Board of Directors of the Corporation establishing such stock. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be


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voted directly or indirectly. Every stockholder entitled to vote at any meeting of stockholders may cast such vote in person or by proxy appointed by an instrument in writing, signed by such stockholder or his duly authorized attorney and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer duration. At all meetings of the stockholders all matters (except where other provision is made by statute or by the Certificate of Incorporation, as amended, or by these Bylaws) shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereon, a quorum being present. All elections of directors shall be by written ballot. Unless demanded by a stockholder present in person or by proxy at such meeting and entitled to vote thereat or determined by the chairman of the meeting to be advisable, the vote on any other question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting or by his proxy as such, if there be such proxy, and shall state the number of shares voted by such stockholder or proxy and the class and series thereof.

     Section 11. Inspectors. For each meeting of stockholders at which directors shall be elected, and for each other meeting at which it shall be advisable, in the opinion of the Board, that the voting upon any matter be conducted by inspectors of election, the Board shall appoint two inspectors of election. If for any meeting the inspectors appointed by the Board shall be unable to act or the Board shall fail to appoint such inspectors, inspectors may be appointed at the meeting by the chairman thereof. The inspectors appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall conduct the voting in each such election of directors and, as directed by the Board or the chairman of the meeting, the voting on any other matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. No director or candidate for the office of director shall act as an inspector for the election of directors. Inspectors need not be stockholders.

                                   ARTICLE III

                                    Directors

     Section 1. General Powers. The Board shall manage or direct the management of the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, as amended, or these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2. Number. The number of directors of the Corporation shall be determined as provided in the Certificate of Incorporation.

     Section 3. Notice of Nominations of Directors. Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Stockholder nominations shall be made in the manner and with the effect provided in the Certificate of Incorporation. Notice of nominations which are proposed by the Board shall be given or caused to be given by the Chairman on behalf of the Board.

     Section 4. Quorum. At any meeting of the Board, a majority of the directors then holding office shall constitute a quorum for the transaction of business except where otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting to some future time not more than 30 days later. The Secretary shall give at least three days' prior written notice to each director who was absent.

     Section 5. Voting. At all meetings of the Board, each director present shall have one vote. At all meetings of the Board, all questions, the manner of deciding which is not otherwise specifically regulated by law, the Certificate of Incorporation or these Bylaws, shall be determined by a majority of the directors present at the meeting; provided, however, that any shares of other corporations owned


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by the Corporation shall be voted only by 80 percent of the Whole Board of
Directors and a majority of Continuing Directors.

     Section 6. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 7. Annual Meeting. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors, on the same day and at the same place at which such election is held or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

     Section 8. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     Section 9. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or a majority of the Board. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone not later than the day before the day on which the meeting is to be held. Except as otherwise expressly required by statute or these Bylaws, the purpose of any special meeting shall not be required to be stated in the notice thereof. Notice of any meeting of the Board shall not be required to be given to any director who shall be present at such meeting.

     Section 10. Organization. At each meeting of the Board, the Chairman of the Board or in his absence the President, or in his absence the Vice Chairman, or in his absence a director chosen by a majority of the directors present, shall act as chairman of such meeting and preside thereat. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     Section 11. Order of Business. At all meetings of the Board business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

     Section 12. Resignations. Any director may resign at any time by giving written notice to the Chairman or to the Secretary of the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. Removal of Directors. Any director or the entire Board may be removed only in the manner provided in the Certificate of Incorporation.

     Section 14. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of the Board, in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.


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                                   ARTICLE IV

                         Executive And Other Committees

     Section 1. Executive Committee. The Board may, by resolution passed by a majority of the Whole Board of Directors and a majority of Continuing Directors, designate an Executive Committee to consist of three or more members of the Board, one of whom shall be the Chairman of the Board who shall also serve as Chairman of the Executive Committee.

     Section 2. Vacancies. A majority of the Whole Board of Directors and a majority of Continuing Directors shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge the Executive Committee or to remove any member thereof, either with or without cause, at any time.

     Section 3. Executive Committee to Report. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

     Section 4. Procedure. Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide.

     Section 5. Powers. Except as otherwise provided by law or the Certificate of Incorporation, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board in all cases in which specific directions shall not have been given by the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 6. Other Committees. The Board may, by resolutions passed by a majority of the Whole Board of Directors and a majority of Continuing Directors, designate members of the Board to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. A majority of the Whole Board of Directors and a majority of the Continuing Directors shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                    ARTICLE V

                                    Officers

     Section 1. Titles. The principal officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen, a President one or more Executive or Senior Vice Presidents, a Secretary and a Treasurer. Other officers may be appointed in accordance with the provisions of this Article V. One person may hold the office and perform the duties of any two or more of said officers.

     Section 2. Election, Term of Office and Qualifications. The principal officers shall be elected annually by the Board. Each officer, except as may be appointed in accordance with the provisions of this Article V, shall hold office until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner hereinafter provided.


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     Section 3. Appointive Officers. The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the Chairman of the Board, the President or the Board may from time to time prescribe. The Chairman of the Board and the President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

     Section 4. Removal. Any officer elected by the Board may be removed either with or without cause, at any time by the vote of the majority of the Whole Board of Directors and a majority of the Continuing Directors at any meeting of the Board called for the purpose.

     Section 5. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or other causes shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

     Section 7. The Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board, the Executive Committee and stockholders. He shall be ex officio a member of all committees of the Board unless otherwise provided in the Board resolution providing for a particular committee. He shall be the chief executive officer of the Corporation and have general and active supervision over the business and affairs of the Corporation, subject to the control of the Board. In general, he shall perform all the duties incident to the office of the Chairman of the Board and such other duties as the Board may from time to time determine or as may be prescribed in these Bylaws.

     Section 8. Vice Chairman. Each Vice Chairman shall have such powers and perform such duties as may from time to time be assigned to him by the Chairman of the Board, or the Board or as may be prescribed in these Bylaws.

     Section 9. The President. In the absence or inability to act of the Chairman of the Board, the President shall, when present, preside at all meetings of the Board and stockholders. He shall have such powers and perform such duties as may from time to time be assigned to him by the Chairman of the Board or the Board or as may be prescribed by these Bylaws.

     Section 10. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may from time to time be assigned to him by the Chairman of the Board, or the Board or as may be prescribed in these Bylaws.

     Section 11. Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by the Chairman of the Board or the Board or as may be prescribed in these Bylaws.

     Section 12. The Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary and


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such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board.

     Section 13. Assistant Secretaries. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the Secretary or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

     Section 14. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of stockholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

     Section 15. Assistant Treasurers. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Treasurer or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

     Section 16. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board. The Board may from time to time delegate to any principal officer or any committee power to fix the salaries of other officers, agents, factors and employees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

     Section 17. Indemnification of Directors and Officers. Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

                                   ARTICLE VI

                     Contracts, Checks, Bank Accounts, Etc.

     Section 1. Contracts, etc., How Executed. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument In the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized; and, unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.


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     Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the Chairman of the Board, the President or an Executive Vice President or a Vice President or the Treasurer may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances the Chairman of the Board, the President or an Executive Vice President or a Vice President or the Treasurer may make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board, of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute and deliver instruments of mortgage or pledge or otherwise transfer such property. Any authority so granted by the Board may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Chairman of the Board, the President or any other officer or officers authorized by the Board shall direct in such banks, trust companies or other depositaries as may be selected by the Chairman of the Board, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the Chairman of the Board, the President or any other officer or officers designated by the Board.

     Section 5. General and Special Bank Accounts. The Board of Directors or the Chairman of the Board, the President or any other officer or officers designated by the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as may be selected by the Chairman of the Board, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                  Capital Stock

     Section 1. Certificates of Stock. Every holder of shares of stock shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, the President or an Executive Vice President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented


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by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so canceled, except in cases otherwise provided for in this Article VII.

     Section 2. Transfer of Shares. Each transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as in this Article VII provided, upon the payment of any taxes thereon and the surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such agent, shall be so expressed in the entry of transfer if requested by both the transferor and transferee.

     Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for shares of stock of the Corporation to bear the signature or signatures of any of them.

     Section 4. Date for Determining Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     Section 5. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to him a new certificate or certificates for shares of stock, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss or destruction, and the Board may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

     Section 6. Examination of Books by Stockholders or Bondholders. The Board shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders or bondholders; and no stockholder or bondholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by any such statute, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation.

                                  ARTICLE VIII

                                Waiver of Notice

     Whenever any notice whatever is required to be given by these Bylaws or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly


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

authorized, waive such notice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

                                   ARTICLE IX

                                      Seal

     The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

                                    ARTICLE X

                                   Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

                                   ARTICLE XI

                                   Amendments

     These Bylaws (including, without limitation, this Article XI) may be altered, amended or repealed or new bylaws may be adopted by the stockholders only upon the affirmative vote as to all the stock held (i) by the holders of not less than 80 percent of the Outstanding Voting Shares and (ii) by an Independent Majority of Stockholders. Such vote may be taken at any annual or special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual or special meeting. These Bylaws (including, without limitation, this Article XI) may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors solely in the manner prescribed in the Certificate of Incorporation of the Corporation.

                                   ARTICLE XII

                                   Definitions

     Terms defined in the Certificate of Incorporation shall have the same meaning when used in these Bylaws.


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